Exhibit 5

PricewaterhouseCoopers LLP
Chartered Accountants
PO Box 82
Royal Trust Tower, Suite 3000
Toronto Dominion Centre
Toronto, Ontario
Canada M5K 1G8
Telephone +1 416 863 1133
Facsimile +1 416 365 821 5
CONSENT OF INDEPENDENT ACCOUNTANTS
We consent to the inclusion of our report dated February 21, 2006 relating to the consolidated financial statements of Barrick Gold Corporation in this Form 40-F. We also consent to the incorporation in the Registration Statements on Form F-3 (File No. 333-14148) and on Form F-9 (File Nos. 333-120133 and 333-106592) of Barrick Gold Corporation and the Registration Statements on Form F-9 of Barrick Gold Finance Company (File No. 333-120133-01) and Barrick Gold Inc. (File Nos. 333-120133-02 and 333-106592-01) of our report dated February 21, 2006, which appears in this Form 40-F.
/s/ PricewaterhouseCoopers LLP
Toronto, Ontario
March 31, 2006
PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.